                                                                    Exhibit 99.1

                                      Contact:      Lisa Lindberg
                                                    The Investor Relations Group
                                                    (212) 825-3210

                                                    The Quigley Corporation
                                                    Shareholder Relations
                                                    (267) 880-1111

THE QUIGLEY CORPORATION REPORTS FIRST QUARTER RESULTS, INCREASES REVENUES BY 60%

DOYLESTOWN,  PA. April 29, 2003 -- The Quigley Corporation (Nasdaq:  QGLY) today reported  revenue  from  continuing  operations  of $8.2 million for the quarter ended March 31, 2003, a 60% increase over the $5.1 million reported for the same period in 2002.

The  increase  in 2003  revenues  from  continuing  operations  reflects  a 109%
increase  from the Company's  Health and Wellness  segment and a 17% increase in the Cold  Remedy  segment.  The  Company's  Health and  Wellness  revenues  have increased as its distribution  continues to expand and Cold Remedy revenues have increased from benefits of strategic  advertising  affecting the choices made by consumers.

Loss from  continuing  operations  for the  quarter  ended  March  31,  2003 was
$892,000, or ($0.08) per share, compared to a loss from continuing operations of
$1.7  million or ($0.16) per share for the same period a year ago.  Net loss for the quarter ended March 31, 2003 was $947,000, or ($0.08) per share, compared to net loss of $1.7  million or ($0.16)  per share,  for the  comparable  period in
2002.

Loss from  continuing  operations  in 2003  decreased,  as  compared  with 2002, because  consolidated  revenues  contributed  a greater  dollar  amount than the increase  in fixed  costs and the  decrease in  non-cash  fees  associated  with consulting services that occurred in 2002 were offset by additional advertising;
research  and  development   costs   associated   with  the  Company's   ethical
pharmaceutical subsidiary; and overall reduced gross profit margins. The reduced gross  profit  margin  resulted  from the  significant  increase  in Health  and
Wellness  revenues,  which has a lower  gross  profit  margin  than Cold  Remedy product revenues.

No tax benefits to reduce  losses are  provided for the quarter  ended March 31,
2003 and 2002,  since  the  Company  is in a net  operating  loss  carry-forward position,  which began in the fourth quarter of 1999, from the cumulative effect of  deductions  attributed  to options,  warrants  and  unrestricted  stock from previous years' taxable income.

In January 2003,  the Company  completed the sale of its 60% equity  interest in
Caribbean  Pacific  Natural  Products,   Inc.  to  Suncoast  Naturals,  Inc.  by
exchanging its 60% controlling  interest in Caribbean  Pacific Natural Products,
Inc.  for  750,000  Shares of  Common  Stock and  100,000  Shares of  Redeemable
Preferred  Stock of Suncoast  Naturals,  Inc. The results of  operations  income
(loss) of Caribbean Pacific Natural Products, Inc. are reflected as discontinued
operations  of the Company for the periods  presented.  Net loss for the Company includes  a  $55,000  loss and a $35,000  profit  associated  with  discontinued
operations  of  Caribbean  Pacific  Natural  Products,  Inc.  in 2003 and  2002,
respectively.

Guy J. Quigley, Chairman,  President and Chief Executive Officer stated, "We are gratified  to see a rise in  sales of the  Cold-Eeze(R)  product  this  quarter.
Consumers  seem to be  responding  to many of the new branding  and  advertising initiatives  we  introduced  last  year  and are  continuing  this  year.  After completing  market  research,  we feel  we have  developed  a  highly  efficient marketing  program  that is right on target in reaching  current  and  potential
Cold-Eeze customers."

No claims  are being made for the  potential  medicine  discussed  in this press release  to be  safe,  effective,  or  approved  by the  Federal  Food  and Drug
Administration (FDA).

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the Cold-Eeze(R)
family of patented zinc gluconate glycine  (ZIGG(TM))  lozenges,  gums and sugar free  tablets.  Cold-  Eeze  is  the  only  (ZIGG(TM))  lozenge  proven  in  two double-blind  studies to reduce the  duration of the common cold from 7.6 to 4.4 days or by 42%. In addition to Over-The-Counter  (OTC) products, the Company has formed  Quigley  Pharma  Inc.  (http://www.QuigleyPharma.com),  a  wholly  owned ethical  pharmaceutical  subsidiary,  to  introduce a line of  naturally-derived patented prescription drugs. The Quigley Corporation's customers include leading national  wholesalers and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)
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CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

            The following  represents  condensed  financial  data (in thousands, except income (loss) from continuing operations per share and diluted net income
(loss) per share and weighted  average shares  outstanding) for the three-months ended March 31, 2003 and 2002:

                                                                 2003             2002
                                                                  ($)              ($)
                                                               --------         --------

Sales:
   Sales                                                         8,588            5,249
   Co-operative advertising promotions                             397              264
Net Sales                                                        8,191            4,985
Licensing fees                                                    --                149
Gross profit                                                     3,694            2,438
Sales & marketing expenses                                   1,528            1,086
Administrative expenses                                          2,442            2,515
Research & development                                         647              611

Income taxes (Benefit)                                            --               --
Income (Loss) from:
    Continuing operations                                         (892)          (1,736)
    Discontinued operations                                        (55)              35
Net loss                                                          (947)          (1,701)

Diluted income (loss) per share:

      Continuing operations                                ($     0.08)     ($     0.16)

      Discontinued operations                                     --               --

       Net loss                                            ($     0.08)     ($     0.16)

   Diluted weighted average common shares outstanding:      11,456,617       10,681,985

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

            The following  represents condensed financial data (in thousands) at
March 31, 2003 and December 31, 2002:

                                               2003            2002
                                                ($)             ($)
                                            ----------      ---------

               Cash & cash equivalents    13,315          12,897
               Accounts receivable, net        2,022           4,188
               Inventory                       4,409           4,527
               Total current assets           20,327          22,476
               Total assets                   22,730          24,935
               Total current liabilities       5,253           6,512
               Total stockholders' equity     17,476          18,423

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